EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

BEVERLY HILLS, CA, May 17, 2018 (BUSINESS WIRE)— TOMI Environmental Solutions, Inc. (“TOMI”) (OTCQX:TOMZ), a global provider of infection prevention and decontamination products, services and research, including SteraMist™, a hydrogen peroxide-based mist and fog registered as Binary Ionization Technology® (BIT™) with the U.S. Environmental Protection Agency (“EPA”) for use as a hospital-healthcare disinfectant, and general disinfectant, including C. diff, h1n1, norovirus, salmonella and MRSA, announced its results for the first quarter of 2018

TOMI™ Chief Operating Officer, Elissa Shane, stated: “We’re off to a great start in 2018. We saw growth in our quarter over quarter revenue and improved financial operating results. We continued to invest in human capital by filling key sales leadership positions that will further strengthen our direct sales force. We finalized the lease on a new facility which will provide us with much needed additional space to accommodate our growth.   We believe the additions to our sales force and our new facility will position TOMI well in the marketplace and will facilitate continued growth of the SteraMist brand.”

First Quarter 2018 Financial Results

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Net revenue in the first quarter of 2018 was $1,312,000, compared to $1,099,000 in the first quarter of 2017, representing an increase of $213,000 or 19%. The increase in revenue relates to product mix in sales as there was an increase in equipment sales from new customers and steady reoccurring solution orders from our existing customer base.
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Gross margins in the first quarter of 2018 was 62.5%, compared to 62.1% in the first quarter of 2017.
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Loss from operations in the first quarter of 2018 was approximately $496,000, compared to $612,000 in the first quarter of 2017, representing a decrease of $115,000 or 19%. Our loss from operations improved in the current period as a result of increased revenue and gross profit, offset by an increase in our operating expenses that was largely attributable to higher research and development costs in relation to the SHIELD study.
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Net loss in the first quarter of 2018 was $563,000, or $0.00 on a per share basis, compared to a net loss in the first quarter of 2017 of $626,000, or $0.01 on a per share basis, representing a decrease of $63,000 or 10%. The decrease in our net loss is attributable to our lower loss from operations, offset by higher interest expense in the current period.
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At March 31, 2018, cash and cash equivalents were $3,867,000 and working capital was $8,724,000 compared to $4,550,000 and $9,070,000, respectively, at December 31, 2017.

Current Business Highlights

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The appointment and promotion of Elissa Shane as our Chief Operating Officer.
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Strengthened our board of directors with the appointment of Dr. Lim Boh Soon, who brings over 25 years’ experience in the banking and finance industry.
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Filled key leadership position and expanded our internal sales force with the addition of Stephen Grant as our Vice President of Sales.
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Expansion of sales force devoted to our Hospital-Healthcare division with the hiring of Bill Flecky, Director of Hospital-Healthcare Sales and Jeff Hobson, Vice President of Hospital-Healthcare Sales.
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Participation in large study being conducted at one of the largest hospitals west of the Mississippi River, LAC-USC Medical Center in addition to two other Los Angeles Public hospitals, UCLA Olive View Medical Center and UCLA Harbor Medical Center that compares terminal manual clean to SteraMist™ terminal mechanical clean using iHP™ disinfecting technology.
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Finalized lease on new 9,000 square foot facility in Frederick Maryland to accommodate expanding operations. The new space will have additional office and warehouse space, a dedicated laboratory, larger research and development space and will feature a one-of-a-kind, state-of-the-art built-in decontamination chamber to demonstrate the ease, quickness and effectiveness of our core product “SteraMistTM” while applying it to numerous types of vehicles from neighboring communities.
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Added 13 new customers in the first quarter and saw an increase in repeat solution orders from our existing customer base.
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Quarter over quarter growth in domestic and international revenue of 11% and 46%, respectively.
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Our U.K. distributor, Westbury Decontamination completed a decontamination service job at one of the facilities of the Metropolitan Police Service.
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After a 17-month submission and review process, SteraMist™ BIT™ received its registration by the Environmental Protection Administration of Taiwan.
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In January 2018, the article “Review of Necessary Practices for EPA Submission of a Hospital Disinfectant Using Good Laboratory Practice (GLP) Disinfectant Study Summaries of TOMI’s™ SteraMist™ BIT™ Disinfection System” in the Journal of The Association for Biosafety and Biosecurity (ABSA) International 2017, Vol. 22 (4) 172-180 was published.
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In February 2018, SteraMist™ was featured in a newspaper article that discusses how a hospital in Delaware is managing to control the spread of the flu virus. Delaware Online, part of the USA Today Network, shared news of record high flu cases in the state and how St. Francis Healthcare, located in Wilmington, DE, is managing to address the need to control this highly infectious and aggressive flu strain through the use of SteraMist™ BIT™ technology.

About TOMI Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQX:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface and air disinfection through manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense. BIT™ is registered with the U.S. Environmental Protection Agency (“EPA”) and uses a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog composed mostly of hydroxyl radical (.OH ion), known as ionized Hydrogen Peroxide, iHP™. Represented by the SteraMist™ brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

Our products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, bio-safety labs, pharmaceutical facilities, universities and research facilities, vivarium labs, all service industries including cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products are also used in single-family homes and multi-unit residences.

Our mission is to help its customers create a healthier world through its product line in our divisions ( Healthcare, Life Sciences, TSN or TOMI Service Network and Food Safety) our motto is “innovating for a safer world” for healthcare and life.

TOMI develops training programs and application protocols for its clients and is a member in good standing of The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:
	March 31, 2018 (Unaudited)	December 31, 2017
Cash and Cash Equivalents	$3,867,420	$4,550,003
Accounts Receivable, net	2,230,402	1,835,949
Inventories (Note 3)	3,273,613	3,518,884
Deposits on Merchandise (Note 9)	15,714	-
Prepaid Expenses	276,685	270,419
Total Current Assets	9,663,834	10,175,255

Property and Equipment, net (Note 4)	642,461	712,822

Other Assets:
Intangible Assets, net (Note 5)	1,456,155	1,548,532
Security Deposits	4,700	4,700
Total Other Assets	1,460,855	1,553,232
Total Assets	$11,767,150	$12,441,309

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$634,803	$751,730
Accrued Expenses and Other Current Liabilities (Note 10)	287,861	267,136
Accrued Interest (Note 6)	16,000	80,000
Customer Deposits	1,578	3,062
Deferred Rent	-	781
Total Current Liabilities	940,242	1,102,709

Convertible Notes Payable, net of discount of $47,588 and 55,625
at March 31, 2018 and December 31, 2017, respectively (Note 6)	5,952,412	5,944,375
Total Long-Term Liabilities	5,952,412	5,944,375
Total Liabilities	6,892,654	7,047,084

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at March 31, 2018 and December 31, 2017	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% cumulative dividend; 4,000 shares authorized; none issued
and outstanding at March 31, 2018 and December 31, 2017	-	-
Common Stock; par value $0.01 per share, 200,000,000 shares authorized;
122,349,958 and 122,049,958 shares issued and outstanding
at March 31, 2018 and December 31, 2017, respectively	1,223,499	1,220,499
Additional Paid-In Capital	42,180,265	42,139,675
Accumulated Deficit	(38,534,368)	(37,971,049)
Total Shareholders’ Equity	4,874,496	5,394,225
Total Liabilities and Shareholders’ Equity	$11,767,150	$12,441,309

The accompanying notes are an integral part of the condensed consolidated financial statements.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2018	2017

Sales, net	$1,312,466	$1,098,883
Cost of Sales	491,659	416,357
Gross Profit	820,807	682,526

Operating Expenses:
Professional Fees	106,458	272,011
Depreciation and Amortization	162,738	159,151
Selling Expenses	204,005	179,384
Research and Development	132,487	30,647
Equity Compensation Expense (Note 7)	12,685	11,553
Consulting Fees	35,026	31,052
General and Administrative	663,887	610,355
Total Operating Expenses	1,317,287	1,294,153
Loss from Operations	(496,480)	(611,627)

Other Income (Expense):
Amortization of Debt Discount	(8,037)	(137)
Interest Income	1,198	-
Interest Expense	(60,000)	(14,133)
Total Other Income (Expense)	(66,839)	(14,270)

Net Loss	$(563,319)	$(625,897)

Net Loss Per Common Share
Basic and Diluted	$(0.00)	$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding	122,229,959	120,825,134

MEDIA RELATIONS CONTACT

Juliana deRosa
Vice President Domestic Business Operations
jderosa@tomimist.com